Exhibit 99.1

News Release Republic First Bancorp, Inc. February 1, 2012

REPUBLIC FIRST BANCORP, INC. REPORTS FINANCIAL RESULTS FOR QUARTER AND YEAR ENDED DECEMBER 31, 2011

Philadelphia, PA, February 1, 2012 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the quarter and year ended December 31, 2011.  The Company completed the transformation of its balance sheet through the sale of $59.0 million of commercial real estate loans and foreclosed properties to a single investor. This sale substantially reduced non-performing asset balances and immediately improved credit quality metrics during the period.

The Company also recorded a valuation allowance related to its deferred tax assets in the amount of $14.4 million during the fourth quarter of 2011. The recording of this allowance had no impact on regulatory capital ratios. The valuation allowance represents $14.4 million in unrecorded tax assets that can be used to increase future earnings.

“Strengthening the balance sheet and improving asset quality has been the main focus of our organization over the last two years,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “The loan sale completed that process and will now enable us to redirect our focus on growth and improved earnings going forward. This transaction represents the final step in the transformation of Republic  into a new bank with a new brand, new management team, improved stores, and a retail model focused on extraordinary customer service.”

A summary of earnings for the three and twelve months ended December 31, 2011 are as follows (dollars in thousands):

	Quarter Ended 12/31/11	Year Ended 12/31/11

Income (Loss) From Operations	$1,315	$(1,716)
Loss on Loan Sale	14,795	14,795
Income (Loss) Before Income Taxes	(13,480)	(16,511)
Provision (Benefit) for Income Taxes	(4,792)	(6,199)
Provision for DTA Valuation Allowance	14,390	14,390
Net Income (Loss)	$(23,078)	$(24,702)

Highlights for the Period Ending December 31, 2011

➢
Asset quality trends improved for a sixth consecutive quarter. Non-performing asset balances decreased significantly by $37.4 million, or 68%, to $17.8 million as of December 31, 2011 compared to $55.2 million as of December 31, 2010.

➢	Non-performing asset and loan ratios improved significantly year over year.

	12/31/11	12/31/10
Non-Performing Loans / Total Loans	1.92%	6.45%
Non-Performing Assets / Total Assets	1.70%	6.30%
Loan Loss Reserve / Total Loans	2.04%	1.84%
Loan Loss Reserve / Non-Performing Loans	106.52%	28.62%
Non-Performing Assets / Capital and Reserves	23.13%	55.46%

➢	Total assets increased to $1.0 billion as of December 31, 2011 compared to $876.1 million as of December 31, 2010 which represents growth of $171.3 million, or 20%.

➢
Total deposits increased by $194.9 million, or 26%, to $952.6 million as of December 31, 2011  compared to $757.7 million as of December 31, 2010. Core deposits grew by $83.5 million, or 12%, to a total of $785.2 million during the year ended December 31, 2011.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 13.09% and a Tier I Leverage Ratio of 8.70% at December 31, 2011.

➢
The net interest margin increased to 3.59% for the twelve month period ended December 31, 2011 compared to 3.50% for the twelve months ended December 31, 2010. Cost of funds decreased by 10 basis points to 0.95% for the three months ended December 31, 2011, compared to 1.05% for the three months ended December 31, 2010.

➢
The SBA Lending Team continued to establish itself as a strong component of the Company’s operating results with the origination of $11 million in new loans during the fourth quarter of 2011. This team is now ranked as the #1 SBA lender in New Jersey and the #39 lender in the nation based on the dollar volume of loan originations.

➢
Non-interest income grew to $10.6 million for the year ended December 31, 2011 compared to $2.8 million for the year ended December 31, 2010. This represents a year over year increase of $7.7 million, or 273%, primarily due to the gains recognized on the sale of SBA loans.

Income Statement

Income from operations was approximately $1.3 million for the three month period ended December 31, 2011 compared to $0.2 million for the three month period ended December 31, 2010. The Company reported a loss from operations of $1.7 million for the twelve month period ended December 31, 2011 compared to a loss from operations of $16.8 million for the twelve month period ended December 31, 2010. Please refer to “Non-GAAP Financial Measures” below for a reconciliation of GAAP to non-GAAP items.

Earnings for the three and twelve month periods ended December 31, 2011 were significantly impacted by non-recurring items in the amount of $14.8 million related to the loan sale and $14.4 million for the deferred tax asset valuation allowance. The Company reported a net loss of $23.1 million, or $0.89 per share, for the three months ended December 31, 2011, compared to net income of $1.4 million, or $0.05 per share, for the three months ended September 30, 2011 and net income of $0.2 million, or $0.01 per share, for the three months ended December 31, 2010.  On a year to date basis, the Company reported a net loss of $24.7 million for the twelve months ended December 31, 2011 compared to a net loss of $10.7 million for the twelve months ended December 31, 2010.

The loan loss provision increased to $10.3 million for the quarter ended December 31, 2011 compared to $0.6 million for the quarter ended September 30, 2011 due to the sale of loans and foreclosed properties completed in December that dramatically reduced non-performing asset balances and significantly improved credit quality metrics.  On a year to date basis the loan loss provision decreased by $0.6 million, or 4%, to $16.0 million for the twelve month period ended December 31, 2011 compared to $16.6 million for the twelve month period ended December 31, 2010. The loan loss provision recorded during both 2011 and 2010 was primarily driven by the loan sale and updated appraisals of collateral associated with troubled loans all of which were originated prior to 2008.

The Company continues to lower its cost of funds as evidenced by a decrease of 10 basis points to 0.95% for the three months ended December 31, 2011, compared to 1.05% for the three months ended December 31, 2010. The net interest margin increased to 3.59% for the twelve month period ended December 31, 2011 compared to 3.50% for the twelve months  ended December 31, 2010.

Non-interest income increased to $3.4 million for the three months ended December 31, 2011 compared to $1.6 million for the three months ended December 31, 2010, primarily as a result of a settlement in the amount of $2.0 million related to the resolution of a legal dispute. Non-interest income increased to $10.6 million for the twelve months ended December 31, 2011 compared to $2.8 million for the twelve months ended December 31, 2010 mainly due to the $2.0 million legal settlement along with gains recognized on the sale of SBA loans during 2011.

Non-interest expense increased to $14.1 million for the three months ended December 31, 2011 compared to $9.1 million for the three months ended December 31, 2010 mainly due to other real estate write-downs and expenses totaling $4.8 million which were associated with the disposition of foreclosed assets included in the loan sale completed during the fourth quarter of 2011. Non-interest expense increased to $41.2 million for the twelve months ended December 31, 2011 compared to $33.1 million for the twelve months ended December 31, 2010 as a result of the disposition of foreclosed assets in the loan sale combined with expenses related to the SBA lending team that joined the Company during 2011.

In accordance with the applicable accounting guidance a deferred tax asset valuation allowance was recorded during the period ended December 31, 2011. The Company recorded a provision for income taxes in the amount of $9.6 million for the three month period ended December 31, 2011. This amount was the net result of a $4.8 million tax benefit  calculated based on the operating results during the fourth quarter of 2011 offset by a tax provision in the amount of $14.4 million related to a deferred tax asset valuation allowance recorded during the fourth quarter of 2011.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	December 31, 2011	September 30, 2011	% Change	December 31, 2010	% Change

Total assets	$1,047,353	$952,801	10%	$876,097	20%

Total loans (net)	577,442	621,256	(7%)	608,911	(5%)

Total deposits	952,611	833,289	14%	757,730	26%

Total core deposits	785,246	762,275	3%	701,779	12%

Total assets grew by $171.3 million, or 20%, as of December 31, 2011 when compared to December 31, 2010. The growth in assets was driven by an increase in total deposits to $952.6 million as of December 31, 2011 compared to $757.7 million as of December 31, 2010. Core deposits increased by $23.0 million, or 3%, as of December 31, 2011 compared to September 30, 2011 and increased $83.5 million, or 12%, when compared to December 31, 2010 as a result of the Company’s retail strategy which focuses on relationship banking.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	December 31, 2011	September 30, 2011	% Change	December 31, 2010	% Change	4th Qtr 2011 Cost of Funds

Demand noninterest-bearing	$129,684	$126,310	3%	$128,578	1%	0.00%

Demand interest-bearing	109,243	98,293	11%	66,283	65%	0.64%

Money market and savings	400,143	371,293	8%	329,742	21%	0.96%

Certificates of deposit	146,176	166,379	(12%)	177,176	(17%)	1.25%

Total core deposits	$785,246	$762,275	3%	$701,779	12%	0.82%

Core deposits increased to $785.2 million at December 31, 2011 compared to $701.8 million at December 31, 2010 as the Company continues to focus its effort on the gathering of low-cost core deposits. At the same time, the Company reduced the overall deposit cost of funds to 0.84% for the three month period ending December 31, 2011 compared to 0.94% for the three month period ending December 31, 2010. Core deposits, excluding certificates of deposit, grew by $114.5 million, or 22%, as of December 31, 2011 compared to December 31, 2010.

The retail banking strategy has enabled the company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.  Liquidity remains strong as the Company has also currently eliminated the need for outside borrowings.

Lending

Loans by category are as follows (dollars in thousands):

Description	Dec 31, 2011	% of Total	Sept 30, 2011	% of Total	Dec 31, 2010	% of Total

Commercial real estate	$353,529	60%	$393,652	62%	$374,935	60%
Construction and land development	35,061	6%	52,681	8%	73,795	12%
Commercial and industrial	87,668	15%	79,162	12%	78,428	13%
Owner occupied real estate	93,625	16%	88,677	14%	70,833	11%
Consumer and other	16,683	3%	16,636	3%	17,808	3%
Residential mortgage	3,150	0%	3,175	1%	5,026	1%
Deferred costs (fees)	(224)		(347)		(470)

Gross loans	$589,492	100%	$633,636	100%	$620,355	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
Ratio	December 31, 2011	September 30, 2011	December 31, 2010

Non-performing assets/total assets	1.70%	4.83%	6.30%

Quarterly net loan charge-offs (recoveries)/average loans	6.83%	2.08%	(0.58%)

Allowance for loan losses/gross loans	2.04%	1.95%	1.84%

Allowance for loan losses/non-performing loans	107%	39%	29%

Non-performing assets/capital and reserves	23%	46%	55%

Non-performing assets trended lower for a sixth consecutive quarter. During the fourth quarter of 2011, the Company completed the sale of $59.0 million of commercial real estate loans and foreclosed properties to a single investor. This sale dramatically reduced non-performing asset balances and significantly improved credit quality metrics for the period ended December 31, 2011. The loans and foreclosed properties had a book balance of $45.1 million and included $28.4 million of non-accrual loans and other real estate owned.

On a year to date basis, non-performing assets decreased by $37.4 million to $17.8 million, or 1.70% of total assets, at December 31, 2011, compared to $55.2 million, or 6.30% of total assets, as of December 31, 2010. Non-performing assets decreased by $28.2 million on a linked quarter basis as well. The allowance for loan losses as a percentage of total loans increased to 2.04% as of December 31, 2011, compared to 1.84%  as of December 31, 2010.

Every non-performing asset included in the loan sale or currently remaining on the books was originated under the old bank model prior to December 31, 2007.

Capital

The Company’s capital regulatory ratios at December 31, 2011 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	8.70%	5.00%

Tier 1 Risk Based Capital	11.71%	6.00%

Total Risk Based Capital	13.09%	10.00%

Total shareholders’ equity was $64.9 million at December 31, 2011 which represented a book value per share of $2.50, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Non-GAAP Financial Measures

Income (loss) from operations is not a measure of financial performance under generally accepted accounting principles (GAAP) and should not be construed as substitutes for, or superior to, GAAP net income (loss) as a measure of financial performance. However, management uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes the inclusion of non-GAAP financial measures provides meaningful supplementary information to and facilitates analysis by investors in evaluating the Company’s financial performance and results of operations. Income (loss) from operations as presented herein is not necessarily comparable to similarly titled measures of other companies.

The following table reconciles reported income (loss) from operations to net income (loss) (dollars in thousands):

	For the Three Months Ended		For the Twelve Months Ended
	2011	2010	2011	2010
Income (loss) from operations	$1,315	$171	$(1,716)	$(16,764)
Loss on sale of loans	14,795	-	14,795	-
Income (loss) before income taxes	(13,480)	171	(16,511)	(16,764)
Provision (benefit) for income taxes	(4,792)	12	(6,199)	(6,074)
Provision for deferred tax asset valuation allowance	14,390	-	14,390	-
Net income (loss)	$(23,078)	$159	$(24,702)	$(10,690)

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; new service and product offerings by competitors and price pressures; and similar items.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2010 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “may”, “believes,” “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Twelve months ended
(dollars in thousands, except per share amounts)	12/31/11	9/30/11	% Change	12/31/10	% Change	12/31/11	12/31/10	% Change

Income Statement Data:
Net interest income	$7,489	$7,639	(2%)	$7,223	4%	$30,074	$30,064	0%
Provision for loan losses	10,300	616	1,572%	(350)	3,043%	15,966	16,600	(4%)
Non-interest income	3,423	3,955	(13%)	1,589	115%	10,581	2,839	273%
Total revenues	10,912	11,594	(6%)	8,812	24%	40,655	32,903	24%
Non-interest expenses	14,092	9,105	55%	8,991	57%	41,200	33,067	25%
Provision (benefit) for income taxes	9,598	509	1,786%	12	79,883%	8,191	(6,074)	235%
Net income (loss)	(23,078)	1,364	(1,792%)	159	(14,614%)	(24,702)	(10,690)	(131%)

Per Common Share Data:
Net income (loss): Basic	$(0.89)	$0.05	(1,880%)	$0.01	(9,000%)	$(0.95)	$(0.57)	(67%)
Net income (loss): Diluted	(0.89)	0.05	(1,880%)	0.01	(9,000%)	(0.95)	(0.57)	(67%)
Book Value	$2.50	$3.40		$3.39		$2.50	$3.39
Weighted average shares outstanding:
Basic	25,973	25,973		25,967		25,973	18,593
Diluted	25,973	25,973		25,967		25,973	18,593

Balance Sheet Data:
Total assets	$1,047,353	$952,801	10%	$876,097	20%	$1,047,353	$876,097	20%
Loans (net)	577,442	621,256	(7%)	608,911	(5%)	577,442	608,911	(5%)
Allowance for loan losses	12,050	12,380	(3%)	11,444	5%	12,050	11,444	5%
Investment securities	179,784	159,992	12%	150,087	20%	179,784	150,087	20%
Total deposits	952,611	833,289	14%	757,730	26%	952,611	757,730	26%
Core deposits*	785,246	762,275	3%	701,779	12%	785,246	701,779	12%
Public and brokered certificates of deposit	70,765	71,014	(0%)	55,951	26%	70,765	55,951	26%
Other borrowed money	-	-		-	-	-	-	-
Subordinated debt	22,476	22,476	-	22,476	-	22,476	22,476	-
Stockholders' equity	64,851	88,304	(27%)	88,146	(26%)	64,851	88,146	(26%)

Capital:
Stockholders' equity to total assets	6.19%	9.27%		10.06%		6.19%	10.06%
Leverage ratio	8.70%	10.66%		11.01%		8.70%	11.01%
Risk based capital ratios:
Tier 1	11.71%	12.72%		13.68%		11.71%	13.68%
Total Capital	13.09%	13.97%		14.93%		13.09%	14.93%

Performance Ratios:
Cost of funds	0.95%	0.99%		1.05%		0.99%	1.20%
Deposit cost of funds	0.84%	0.88%		0.94%		0.88%	1.07%
Net interest margin	3.38%	3.57%		3.45%		3.59%	3.50%
Return on average assets	(9.51%)	0.58%		0.07%		(2.68%)	(1.14%)
Return on average total stockholders' equity	(110.48%)	6.17%		0.71%		(28.68%)	(13.42%)

Asset Quality
Net charge-offs to average loans outstanding	6.83%	2.08%		(0.58%)		2.44%	2.73%
Nonperforming assets to total period-end assets	1.70%	4.83%		6.30%		1.70%	6.30%
Allowance for loan losses to total period-end loans	2.04%	1.95%		1.84%		2.04%	1.84%
Allowance for loan losses to nonperforming loans	106.52%	38.68%		28.62%		106.52%	28.62%
Nonperforming assets to capital and reserves	23.13%	45.68%		55.46%		23.13%	55.46%

* Core deposits equal total deposits less public and brokered certificates of deposit and temporary demand deposits.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the three months ended December 31, 2011			For the three months ended September 30, 2011			For the three months ended December 31, 2010

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$108,488	$63	0.23%	$72,214	$34	0.19%	$62,508	$40	0.25%
Securities	163,999	1,384	3.38%	151,120	1,268	3.36%	151,510	1,296	3.42%
Loans receivable	617,856	8,211	5.27%	637,477	8,528	5.31%	622,913	8,093	5.15%
Total interest-earning assets	890,343	9,658	4.30%	860,811	9,830	4.53%	836,931	9,429	4.47%

Other assets	72,205			71,649			75,300

Total assets	$962,548			$932,460			$912,231

Interest-bearing liabilities:

Demand non interest-bearing	$127,842			$120,443			$114,540
Demand interest-bearing	102,960	$165	0.64%	100,516	$159	0.63%	61,010	$101	0.66%
Money market & savings	385,553	930	0.96%	347,727	868	0.99%	336,752	888	1.05%
Time deposits	228,751	690	1.20%	245,083	781	1.26%	278,900	878	1.25%
Total deposits	845,106	1,785	0.84%	813,769	1,808	0.88%	791,202	1,867	0.94%

Total interest-bearing deposits	717,264	1,785	0.99%	693,326	1,808	1.03%	676,662	1,867	1.09%

Other borrowings	22,476	282	4.98%	22,552	279	4.91%	22,508	279	4.92%

Total interest-bearing liabilities	$739,740	$2,067	1.11%	$715,878	$2,087	1.16%	$699,170	$2,146	1.22%
Total deposits and
other borrowings	867,582	2,067	0.95%	836,321	2,087	0.99%	813,710	2,146	1.05%

Non interest-bearing liabilities	12,092			8,468			9,052
Shareholders' equity	82,874			87,671			89,469
Total liabilities and
shareholders' equity	$962,548			$932,460			$912,231

Net interest income		$7,591			$7,743			$7,283
Net interest spread			3.19%			3.37%			3.25%

Net interest margin			3.38%			3.57%			3.45%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2011			December 31, 2010

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$62,082	$145	0.23%	$31,313	$80	0.26%
Securities	156,367	5,119	3.27%	175,074	6,176	3.53%
Loans receivable	630,309	33,417	5.30%	659,882	34,293	5.20%
Total interest-earning assets	848,758	38,681	4.56%	866,269	40,549	4.68%

Other assets	73,053			73,961

Total assets	$921,811			$940,230

Interest-bearing liabilities:

Demand non interest-bearing	$119,189			$116,895
Demand interest-bearing	91,577	$590	0.64%	58,467	$427	0.73%
Money market & savings	345,885	3,457	1.00%	320,296	3,689	1.15%
Time deposits	244,741	3,017	1.23%	320,194	4,621	1.44%
Total deposits	801,392	7,064	0.88%	815,852	8,737	1.07%

Total interest-bearing deposits	682,203	7,064	1.04%	698,957	8,737	1.25%

Other borrowings	24,831	1,135	4.57%	35,930	1,508	4.20%

Total interest-bearing liabilities	707,034	8,199	1.16%	734,887	10,245	1.39%
Total deposits and
other borrowings	826,223	8,199	0.99%	851,782	10,245	1.20%

Non interest-bearing liabilities	9,472			8,781
Shareholders' equity	86,116			79,667
Total liabilities and
shareholders' equity	$921,811			$940,230

Net interest income		$30,482			$30,304
Net interest spread			3.40%			3.29%

Net interest margin			3.59%			3.50%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
(dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	12/31/10

Balance at beginning of period	$12,380	$15,108	$10,889	$11,444	$12,841
Provisions/(recoveries) charged to operating
expense	10,300	616	(350)	15,966	16,600
	22,680	15,724	10,539	27,410	29,441

Recoveries on loans charged-off:
Commercial	59	-	905	70	1,168
Consumer	-	1	-	39	3
Total recoveries	59	1	905	109	1,171

Loans charged-off:
Commercial	(10,682)	(3,342)	-	(15,428)	(19,126)
Consumer	(7)	(3)	-	(41)	(42)

Total charged-off	(10,689)	(3,345)	-	(15,469)	(19,168)

Net charge-offs	(10,630)	(3,344)	905	(15,360)	(17,997)

Balance at end of period	$12,050	$12,380	$11,444	$12,050	$11,444

Net charge-offs/(recoveries) as a percentage
average loans outstanding	6.83%	2.08%	(0.58%)	2.44%	2.73%

Allowance for loan losses as a percentage of
period-end loans	2.04%	1.95%	1.84%	2.04%	1.84%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2011	2011	2011	2011	2010

Non-accrual loans:
Commercial real estate	$9,667	$31,096	$36,642	$38,187	$39,302
Consumer and other	897	910	949	974	690
Total non-accrual loans	10,564	32,006	37,591	39,161	39,992

Loans past due 90 days or more
and still accruing	748	-	1,338	-	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	11,312	32,006	38,929	39,161	39,992

Other real estate owned	6,479	13,988	13,109	14,077	15,237

Total non-performing assets	$17,791	$45,994	$52,038	$53,238	$55,229

Non-performing loans to total loans	1.92%	5.05%	6.09%	6.21%	6.45%

Non-performing assets to total assets	1.70%	4.83%	5.78%	6.07%	6.30%

Non-performing loan coverage	106.52%	38.68%	38.81%	36.90%	28.62%

Allowance for loan losses as a percentage
of total period-end loans	2.04%	1.95%	2.36%	2.29%	1.84%

Non-performing assets/capital plus
allowance for loan losses	23.13%	45.68%	50.88%	52.80%	55.46%